Exhibit 10.6

VOTING AND SUPPORT AGREEMENT

February , 2019

Dear Sirs/Mesdames,

Re: Option Agreement dated February 27, 2019 (the "Option Agreement") between BeMetals Corp. ("BMET"), BMET USA Corp. ("BMET USA"), Thunder Mountain Gold, Inc. ("THMG"), Thunder Mountain Resources, Inc. ("TMRI") and South Mountain Mines, Inc.

Reference is made the Option Agreement pursuant to which TMRI will grant to BMET USA of an option to acquire all of the issued and outstanding shares of THMG’s wholly-owned subsidiary, South Mountain Mines Inc. (the "Proposed Transaction").  Capitalized terms used but not otherwise defined herein shall have the same meanings given to them in the Option Agreement. The completion of the Proposed Transaction will be conditional upon, among other things, the approval of the shareholders of THMG in accordance with Nevada corporate law and the rules and policies of the TSX Venture Exchange (the “TSX-V”).

The undersigned (the "Securityholder") is the registered and/or beneficial owner of and/or has control or direction over that number of shares of common stock, options and warrants of THMG (the "Subject Securities") set forth on the execution page of this voting and support agreement (this "Agreement") and has agreed to enter into this voting and support agreement (the “Agreement”) in respect of the Proposed Transaction. For greater certainty, the term "Subject Securities" shall include all of the shares of common stock in the capital of THMG ("THMG Shares"), warrants to purchase THMG Shares and options exercisable for THMG Shares that may become beneficially owned, or in respect of which the voting may become, directly or indirectly, controlled or directed by, the Securityholder after the date hereof and prior to the time at which THMG obtains the last of all requisite shareholder approvals (the “THMG Shareholder Approvals”) of the Option Agreement and the transactions contemplated thereunder as required by the TSXV as well as under all applicable corporate laws in its jurisdiction of existence (the "Ending Time"), including all of the THMG Shares issued upon the conversion, exchange or exercise of any securities or rights of THMG convertible into or exchangeable or exercisable for THMG Shares held by the Securityholder or which may otherwise be acquired by the Securityholder after the date hereof and prior to the Ending Time.

NOW THEREFORE, for good and valuable consideration, including the covenant of BMET to make a cash payment of US$100,000 in respect of Tranche 1 as contemplated in section 4.2(1) of the Option Agreement, the receipt and sufficiency of which are hereby acknowledged, BMET, THMG and the Securityholder (collectively, the "Parties") agree as follows:

1.The Securityholder covenants and agrees that, at the meeting of THMG shareholders to be held in connection with the Proposed Transaction in order to obtain the THMG Shareholder Approvals (the "THMG Meeting"), the Securityholder shall cause its Subject Securities (which have a right to vote at such meeting) to be counted as present for purposes of establishing quorum and shall (or cause the holder of record to, if the Securityholder is the beneficial owner but not the holder of record of the Subject Securities) vote all of the Subject Securities: (a) in favour of the approval of the Proposed Transaction and/or any actions required in furtherance of the Proposed Transaction; and (b) to oppose any proposed action by any other party, the result of which could impede, interfere with or delay completion of the Proposed Transaction.

2.To the extent that THMG determines to obtain the THMG Shareholder Approvals through the written consents of the shareholders of THMG (and provided that THMG is permitted under applicable corporate law and the policies of the TSX-V to do so), the Securityholder agrees to execute and deliver to THMG such written consents as proposed by THMG to obtain the THMG Shareholder Approvals.

3.The Securityholder hereby waives and agrees in favour of BMET and THMG not to exercise any rights of appraisal or rights of dissent that the Securityholder may have arising from the Proposed Transaction.

4.Except with the prior written consent of BMET (which consent may be withheld in the sole discretion of BMET) and the prior written consent of THMG (such consent not to be unreasonably withheld), the Securityholder agrees and covenants in favour of BMET and THMG not to option, transfer, sell, gift, pledge, hypothecate, encumber, or otherwise dispose of or grant a proxy or other right to vote over, any of the Subject Securities or enter into any agreement, arrangement or understanding in connection therewith during the term of this Agreement, provided, however, that nothing contained herein shall prohibit the Securityholder from exercising any options or warrants for THMG Shares.

5.The Securityholder represents and warrants that: (a) it is the registered and/or beneficial owner of and/or has control or direction over the Subject Securities, and no other securities of THMG; (b) it has the sole right to vote the Subject Securities; (c) none of the Subject Securities are subject to any voting agreement (other than this Agreement) or adverse claim; (d) no person, firm, or corporation has any agreement or option, or any right or privilege capable of becoming an agreement or option, for the purchase, acquisition or transfer from the Securityholder of any of the Subject Securities; (e) it has full power and authority to make, enter into and carry out the terms of this Agreement; and (f) there are no legal proceedings in progress before any public body, court or authority or, to the knowledge of the Securityholder, pending or threatened against the Securityholder that would adversely affect in any manner the ability of the Securityholder to enter into and carry out the terms of this Agreement. The Securityholder will advise BMET and THMG if any of the representations or warranties in this Agreement become untrue.

6.The Securityholder hereby covenants and agrees in favour of BMET that (i) no later than ten (10) days prior to the date of the THMG Meeting, the Securityholder shall duly complete and cause the forms of proxy or voting instruction forms, as applicable, in respect of all of the Subject Securities which have a right to vote at the THMG Meeting, to be validly delivered to THMG (or as otherwise directed on such forms) to cause such Subject Securities to be voted in favour of the Proposed Transaction, and (ii) such forms of proxy or voting instructions forms, as applicable, shall not be revoked or withdrawn, unless prior written consent from BMET has been obtained or this Agreement has been terminated pursuant to Section 8.

7.If any of the Subject Securities are held through a corporation or trust over which the Securityholder has control, the Securityholder shall exercise his or her power and authority to ensure that this Agreement is complied with by said corporation or trust.

8.This Agreement shall automatically terminate on the first to occur of:

(i)at any time upon the written agreement of BMET, THMG and the Securityholder;

(ii)the Ending Time; and

(iii)the date, if any, that the Option Agreement is terminated in accordance with its terms.

Upon termination of this Agreement in accordance with this Section 8, the provisions of this Agreement will become void and no party shall have liability to any other party, except in respect of a breach of any covenant, agreement or obligation hereunder, or a misrepresentation in this Agreement arising prior to termination.

9.Each of the parties agrees to execute such further and other deeds, documents and assurances and to do such further and other acts as may be necessary to carry out the true intent and meaning of this Agreement fully and effectually.

10.It is understood and agreed that monetary damages would not be a sufficient remedy for any breach of this Agreement by the Securityholder. Without prejudice to the rights and remedies otherwise available to it, BMET and/or THMG shall be entitled to equitable relief by way of injunction or otherwise if the Securityholder breaches, or threatens to breach, any of the provisions of this Agreement. Neither BMET nor THMG shall be required to obtain or furnish any bond or similar instrument in connection with or as a condition to obtaining or seeking any such remedy.  Notwithstanding that damages may be readily quantifiable, the Securityholder agrees not to plead sufficiency of damages as a defense in any such proceeding and the Securityholder further agrees to not oppose BMET or THMG in seeking or the granting of such relief.

11.This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether oral or written, between the parties relating to the same and all past courses of dealing or industry custom.  No amendment, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by duly authorized signatories of the parties. The waiver by any party of a breach of or a default under any provision of this Agreement shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of any party to exercise or avail itself of any right, power, privilege or remedy that it has or may have hereunder operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise of any such right, power, privilege or remedy hereunder.

12.This Agreement shall be governed, including as to validity, interpretation and effect, by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and waives any defences to the maintenance of an action in the Courts of the Province of British Columbia.

13.Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if delivered:

(i)in the case of the Securityholder, to the address appearing on the execution page;

(ii)in the case of BMET:

BeMetals Corp.

Suite 3123 – 595 Burrard Street

Vancouver, British Columbia

Canada, V7X 1J1

Attention:John Wilton, President & CEO

Email:jwilton@bemetalscorp.com

with a copy (that shall not constitute notice) to:

DuMoulin Black LLP

10th Floor, 595 Howe Street

Vancouver, British Columbia

V6C 2T5

Attention: Lucy Schilling

Email: lschilling@dumoulinblack.com

(iii)in the case of THMG:

Thunder Mountain Gold, Inc.

11770 President Dr., Ste. F

Boise, ID 83713

USA

Attention: Eric Jones, President & CEO

Email:ericjones@fiberpipe.net

with a copy (that shall not constitute notice) to:

McMillan LLP

1500 – 1055 West Georgia Street

Vancouver, British Columbia

V6E 4N7

Attention:Michael Taylor

Email:michael.taylor@mcmillan.ca

14.In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be invalid or unenforceable, the remaining portions hereof shall remain in full force and effect and such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties, and shall in no way be affected, impaired or invalidated.

15.This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same instrument.

Please confirm your agreement with the foregoing by signing a copy of this Agreement where indicated below and returning the same to the undersigned by facsimile or email.

Sincerely yours,

BeMetals Corp.	Thunder Mountain Gold, Inc.
Per: Authorized Signatory	Per: Authorized Signatory

Accepted and agreed to with effect from the ____ day of __________________, 2019.

(Name of witness)	(Print Name of Securityholder)
(Signature of witness)	(Signature of Securityholder or Authorized Signatory of the Securityholder)
(Print Name and Title)
(Number of THMG Shares Held)
(Number of Options Held)
(Number of Warrants Held)
(Address)
(Email)